EXHIBIT 3.4

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                                         (STAMP)
                                |------------------------|
                                |         FILED          |
                                |   SECRETARY OF STATE   |
                                |        SAM REED        |
                                |                        |
                                |       DEC 17, 2003     |
                                |                        |
                                |  STATE OF WASHINGTON   |
                                |------------------------|



(State Seal) STATE OF WASHINGTON                                           ARTICLES OF AMENDMENT
             SECRETARY OF STATE                                                WASHINGTON
                                                                            PROFIT CORPORATION
                                                                          (Per Chapter 23B.10 RCW)


o  Please PRINT or TYPE in black ink                                             FEE:  $30
o  Sign, date and return original AND ONE COPY to:

CORPORATIONS DIVISION                                        EXPEDITED (24-HOUR SERVICE AVAILABLE - $20 PER ENTITY
801 CAPITOL WAY SOUTH - PO BOX 0234                            INCLUDE FEE AND WRITE "EXPEDITE" IN BOLD LETTERS
OLYMPIA, WA  98504-0234                                                   ON OUTSIDE OF ENVELOPE

o  BE SURE TO INCLUDE FILING FEE, Checks
   should be made payable to "Secretary                             FOR OFFICE USE ONLY
   of State"                                                        _____________________________________
                                                                   |                                     |
                                                                   | FILED:        /         /           |
                                                                   |_____________________________________|

__________________________________________________________________________________________________________________
IMPORTANT!  Person to contact about this filing                 | Daytime Phone Number (with area code)
                                                                |
________________________________________________________________|_________________________________________________

                                      AMENDMENT TO ARTICLES OF INCORPORATION
__________________________________________________________________________________________________________________
NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State)

             Lundell Technologies, Inc.
__________________________________________________________________________________________________________________
UBI NUMBER      | CORPORATION NUMBER (If known)      |AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON
                |                                    |
  601 429 543   |                                    |Date:  November 13, 2003
________________|____________________________________|____________________________________________________________
EFFECTIVE DATE       (Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary
OF ARTICLES OF       of State)
AMENDMENT            [ ] Specific Date:_________________________  [ ] Upon filing by the Secretary of State
__________________________________________________________________________________________________________________
ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)

     [ ]  Incorporators. Shareholders action was not required
     [X]  Board of Directors. Shareholder action was not required
     [ ]  Duly approved shareholder action in accordance with Chapter 23B.10 RCW
__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________
                            AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
    If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information.


          1.  Name changed to Worldtek Corp.

          2.  Authorized shares amended to:

                   20 million common stock-par value $.001
                    2 million preferred-par value $.001

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________
SIGNATURE OF OFFICER

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct

 /S/ Bernard Artz                      Bernard Artz, President                   12/12/03
__________________________________________________________________________________________________________________
Signature of Officer                        Printed Name                           Date

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                            UNITED STATES OF AMERICA

              THE STATE OF    (SEAL OF THE STATE OF)    WASHINGTON
                              (  WASHINGTON 1889   )

                               Secretary of State




I, Sam Reed, Secretary of State of the State of Washington and custodian of its seal, hereby issue this certificate that the attached is a true and correct copy of


                              ARTICLES OF AMENDMENT

                                       of

                           LUNDELL TECHNOLOGIES, INC.


                         CHANGING NAME TO WORLDTEK CORP.


                  as filed in this office on December 17, 2003.





                                                Date:  February 4, 2004






(SEAL OF THE STATE OF)                      Given under my hand and the Seal of
(  WASHINGTON 1889   )                      the State of Washington at Olympia,
                                            the State Capital


                                            /S/ Sam Reed
                                            ----------------------------
                                            Sam Reed, Secretary of State



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